Exhibit 99.1

JoS. A. Bank Clothiers Introduces the “Risk Free” Suit Promotion; Will Give Money Back if Customer Loses His Job

HAMPSTEAD, Md.--(BUSINESS WIRE)--March 16, 2009--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces a first-time ever program that will refund the price of a suit if the purchaser loses his job, and also allow him to keep the suit.

“We believe we are the only national men’s apparel company offering this special program to its customers,” stated R. Neal Black, CEO of JoS. A. Bank. “At JoS. A. Bank we understand the uncertainty everyone is facing. We want to help the customer look good at work, and if he loses his job, to be dressed appropriately as he meets with his next employer. It’s like giving all of our customers a bit of unemployment insurance,” continued Mr. Black.

The special rebate offer applies to any suit (or suit separates coat plus pants) purchased during the JoS. A. Bank $199 Sale, from March 16, 2009 through April 9, 2009. If the customer involuntarily loses his job between April 16, 2009 and July 1, 2009, JoS. A. Bank will refund the price he paid for the suit, up to a maximum of $199, and he may keep the suit. This offer requires the customer to provide certain documentation when requesting a rebate. For further details, please refer to the JoS. A. Bank website at www.josbank.com

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 461 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
Executive Vice President – Chief Financial Officer
410-239-5715
or
Jerry DeBoer
Senior Vice President – Marketing
410-239-5907
or
Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com